Exhibit 15.2

Consent of independent registered public accounting firms

We consent to the incorporation by reference in the following registration statements:

−     Registration Statement on Form F-3 (No. 333-251219)

−     Registration Statement on Form S-8 (No. 333-255927)

of our report dated February 18, 2021, with respect to the consolidated financial statements of Orange S.A. and its subsidiaries (the "Group") as of and for the years ended December 31, 2020 and December 31, 2019, included in the Annual Report on Form 20-F of Orange S.A. for the year ended December 31, 2021.

/s/ KPMG Audit, a division of KPMG S.A. Represented by Jacques Yves PIERRE	/s/ERNST & YOUNG Audit

Paris-La Défense, France

April 1, 2022